As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sharecare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	255 East Paces Ferry Road NE, Suite 700 Atlanta, Georgia 30305 (404) 671-4000	85-1365053
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

SHARECARE, INC. 2024 INDUCEMENT PLAN
Sharecare, Inc. 2021 Omnibus Incentive Plan

(Full title of the plan)

Brent Layton
Chief Executive Officer
Sharecare, Inc.
255 East Paces Ferry Road NE, Suite 700
Atlanta, Georgia 30305
(404) 671-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Carrie Ratliff
Chief Legal Officer
Sharecare, Inc.
255 East Paces Ferry Road NE, Suite 700
Atlanta, GA 30305
(404) 671-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Sharecare, Inc., a Delaware corporation (the “Registrant”) for the purpose of registering an aggregate of 22,671,518 additional shares of common stock, par value $0.0001 per share (the “Common Stock”), comprised of (i) 17,671,518 shares of Common Stock reserved for potential future issuance under the Registrant’s 2021 Omnibus Incentive Plan (the “Incentive Plan”) pursuant to the provision of the Incentive Plan providing for an automatic annual increase in the number of shares reserved for issuance under the Incentive Plan for the 2024 fiscal year and (ii) 5,000,000 shares of Common Stock reserved and available for issuance under the Registrant’s 2024 Inducement Plan (the “Inducement Plan”), consisting of (a) 1,500,000 shares of Common Stock that may be issued pursuant to the Inducement Plan upon the vesting of outstanding performance-based restricted stock units (the “PSUs”) granted to new employees as inducement awards in connection with the commencement of employment pursuant to Nasdaq Listing Rule 5635(c)(4), (b) 1,889,285 shares of Common Stock that may be issued pursuant to the Inducement Plan upon the vesting of outstanding time-based restricted stock units (the “RSUs”) granted to new employees as inducement awards in connection with the commencement of employment pursuant to Nasdaq Listing Rule 5635(c)(4) and (c) 1,610,715 remaining shares of Common Stock reserved and available for future issuance under the Inducement Plan.

The PSUs, RSUs and other awards as may be granted under the Inducement Plan will be issued outside of the Incentive Plan, approved by the Registrant’s board of directors and issued pursuant to the “inducement” grant exception under Nasdaq Rule 5635(c)(4), as inducements that are material to employees’ entering into employment with the Registrant.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2021 (Registration No. 333-259344) and May 10, 2023 (Registration No. 333-271828), in each case, to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is incorporating by reference into this Registration Statement the filings listed below and any additional documents that the Registrant may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024 (the “Annual Report”);

•	the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 9, 2024;

•	the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 9, 2024;

•	the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2024 (solely to the extent incorporated by reference into Part III of the Annual Report);

•	the Registrant’s Current Reports on Form 8-K filed with the SEC on February 9, 2024, February 27, 2024, March 12, 2024, March 28, 2024, April 5, 2024, June 20, 2024, and June 21, 2024 (in each case, excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K unless otherwise indicated therein); and

•	the description of the Registrant’s shares of common stock contained in the Registrant’s Registration Statement on Form 8-A12B/A filed with the SEC on July 2, 2021 and any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Annual Report.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit
5.1*	Opinion of King & Spalding LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of King & Spalding LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature pages).
99.1*	Sharecare, Inc. 2024 Inducement Plan
99.2*	Form of Performance-Based Restricted Stock Unit Award Agreement pursuant to the Sharecare, Inc. 2024 Inducement Plan
99.3*	Form of Time-Based Restricted Stock Unit Award Agreement pursuant to the Sharecare, Inc. 2024 Inducement Plan
107*	Filing Fee Table.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 9, 2024.

Sharecare, Inc.

By:	/s/ Brent Layton
Name: Brent Layton Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Brent Layton, Justin Ferrero, Colin Daniel and Carrie Ratliff, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Registrant, to sign any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Registrant to comply with the Securities Act of 1933 and to file the same, with all exhibits thereto, and any other documentation in connection therewith, with the SEC, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 9, 2024.

Signature	Title

/s/ Brent Layton	Chief Executive Officer and Director (Principal Executive Officer)
Brent Layton

/s/ Justin Ferrero	Chief Financial Officer (Principal Financial Officer)
Justin Ferrero

/s/ Michael Blalock	Chief Accounting Officer (Principal Accounting Officer)
Michael Blalock

/s/ Jeff Arnold	Executive Chairman
Jeff Arnold

/s/ Jeffrey A. Allred	Director
Jeffrey A. Allred

/s/ John H. Chadwick	Director
John H. Chadwick

/s/ Sandro Galea	Director
Sandro Galea

/s/ Kenneth R. Goulet	Director
Kenneth R. Goulet

/s/ Veronica Mallett	Director
Veronica Mallett

/s/ Alan G. Mnuchin	Director
Alan G. Mnuchin

/s/ Rajeev Ronanki	Director
Rajeev Ronanki

/s/ Jeffrey Sagansky	Director
Jeffrey Sagansky

/s/ Nicole Torraco	Director
Nicole Torraco